UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2020

MYLAN N.V.

(Exact name of registrant as specified in its charter)

Netherlands	333-199861	98-1493528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, England

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0) 1707-853-000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.01	MYL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2020, Mylan Ireland Limited, a company incorporated in Ireland (“Mylan Ireland”) and a subsidiary of Mylan N.V., a public company with limited liability incorporated under the laws of the Netherlands (“Mylan”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Aspen Global Incorporated, a company incorporated in Mauritius (“Aspen”), on behalf of itself and those affiliates of Aspen that hold the Assets (as defined below), pursuant to which Mylan Ireland will acquire the related intellectual property and commercialization rights of Aspen’s thrombosis business in Europe (the “Assets”), for a purchase price of EUR 641.9 million, comprising EUR 263.2 million upfront cash consideration at closing and EUR 378.7 million deferred cash consideration payable on June 25, 2021 (the “Asset Purchase”). The Assets consist of well-established injectable anticoagulants sold in Europe under the following brand names and variations of brand names: Arixtra, Fraxiparine, Mono-Embolex and Orgaran. Aspen, via one of its affiliates, will retain manufacturing and product supply responsibilities and will supply Mylan Ireland with finished product. In addition, the transfer to Mylan’s affiliates of employees engaged in Aspen’s thrombosis business will take place in accordance with European labor law regulations.

Closing of the transaction is subject to customary conditions, including European regulatory clearances. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The Asset Purchase Agreement may be terminated by (i) mutual agreement, (ii) either party in the event that the other party becomes incapable of satisfying any of such party’s closing conditions, through no act or omission of the relevant party, and such conditions have not been waived (where permitted), (iii) either party in the event that the other party’s closing conditions have not been satisfied, or have not been waived (where permitted), by 5:00 p.m. ET on December 31, 2020 (or such later date as the parties may agree), and (iv) either party if a governmental or regulatory authority issues a non-appealable order prohibiting the transaction.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including, without limitation, statements about the Asset Purchase. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; actions and decisions of antitrust, healthcare, pharmaceutical and labor law regulators; the completion of the Asset Purchase on the anticipated timeframe or at all, and the achievement of the anticipated benefits of the Asset Purchase; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions; and other risks described in greater detail in Mylan’s filings with the Securities and Exchange Commission, including the factors described under “Risk Factors” in Mylan’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings. You can access Mylan filings with the SEC through the SEC website at www.sec.gov or through Mylan’s website, as applicable, and we strongly encourage you to do so. Except as required by applicable law, Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: September 11, 2020	By:	/s/ Paul Campbell
Paul Campbell
Chief Accounting Officer